EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 16, 2009, with respect to the statement of condition including the related portfolio of New York Investors' Quality Tax-Exempt Trust, Series 11 (included in Van Kampen Unit Trusts, Municipal Series 747) as of January 16, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-155938) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
January 16, 2009